                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     March 26, 2003
                                                -------------------------------


                        TeraForce Technology Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-11630                76-0471342
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
   of incorporation)                  File Number)         Identification No.)


1240 East Campbell Road, Richardson, Texas                   75081
--------------------------------------------------------------------------------
 (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code         (469) 330-4960
                                                  -----------------------------

ITEM 5. OTHER EVENTS.

During the first quarter of 2003 the Company has experienced a significant increase in the amount of new orders for its defense electronics products. From January 1, 2003 through March 25, 2003 the Company has received orders amounting to approximately $4,000,000. The Company expects to receive additional orders in the next few weeks. This increase in orders has created the need for additional working capital. To address this working capital need, the Company has completed a series of equity and debt financing transactions, including raising a total of $3,250,000 from the sale of common stock since October 1, 2002.

On March 26, 2003 the Company's wholly-owned subsidiary, DNA Computing Solutions, Inc. ("DNA-CS"), entered into a Revolving Promissory Note ("Note") with FirstCapital Bank whereby it can borrow up to $1,000,000. The Note is secured by the accounts receivable and inventory of DNA-CS and by limited guarantees provided by a group of private investors. The note bears interest, payable monthly, at prime plus 1%. All amounts outstanding under the Note are due March 26, 2004; however, the maturity of the Note may be extended by six months provided certain conditions are maintained. The Note replaces a $300,000, 30-day note with the same bank dated February 27, 2003 that was also guaranteed by certain of these same private investors.

As consideration for providing the guarantees that secure the Note the Company has entered into a Reimbursement Agreement with the guarantors. Pursuant to the Reimbursement Agreement and related agreements, the investors have the right to purchase up to 8,333,333 shares of the Company's common stock for $1,000,000 in cash, the proceeds of which will be used to repay amounts outstanding under the Note and provide for the release of the guarantees. In addition, the investors have received warrants to purchase an aggregate of 9,582,334 shares of the Company's common stock at a price of $0.15 per share. The warrants may be exercised at any time through March 31, 2007.

The Company has entered into registration rights agreements with each of these investors, and has agreed to file a registration statement registering the 8,333,333 shares of common stock that may be purchased by the investors upon repayment of the Note and the 9,582,3374 shares of common stock to be issued upon the exercise of the warrants. The registration statement is to be filed no later than April 30, 2003.

In connection with the financing activities described above and certain on-going activities discussed below, the Company has been negotiating amendments to certain agreements with Bank One and a private investor who has provided security to Bank One related to these agreements. Currently, the Company has outstanding $1,500,000 under a Loan Agreement with Bank One NA ("Bank One") that is secured by the guarantee of the private investor. These amounts were due January 31, 2003. Bank One has not made demand for payment nor has it sought reimbursement under the guarantee. In addition, the Company has outstanding $2,700,000 under a Credit Agreement with Bank One that is secured by a letter of credit provided by this same private investor. Amounts outstanding under this facility are due March 31, 2004, periodic reductions beginning April 30, 2003. The Company, Bank One and the private investor are currently engaged in discussion to amend these agreements in order to extend the maturities of these obligations. These discussions have not yet been concluded and there is no assurance that the Company will be able to reach agreements acceptable to all parties involved.

The Company also has had a series of discussions with potential financial and strategic investors regarding additional financing activities. These activities might include the repayment of all or a portion of the Company's currently outstanding debt, as well as providing the Company with additional working capital. These financing activities might include the issuance of convertible preferred stock or convertible debt securities. The discussions have not resulted in definitive agreements or arrangements to date and there is no assurance that any additional financing can be arranged on terms acceptable to all parties involved.

Due to the increased working capital needs related to the increase in orders and unexpected delays in completing the financing arrangements described above, the Company experienced delays in payments to certain vendors, which temporarily affected the Company's ability to complete orders. As a result, revenues in the first quarter of 2003 are expected to be lower than had been expected. Management believes that the financing arrangements that have been concluded will alleviate the liquidity difficulties and that revenues in the second quarter 2003 will increase significantly. However, if the Company is not successful in amending its outstanding debt obligations in an acceptable manner, or if working capital requirements increase further, the financing arranged to date may not be sufficient for the Company's needs.

Due to the potential material effect of the on-going negotiations and discussions on the Company's financial statements for the year ended December 31, 2002, the Company does not anticipate filing its Annual Report on Form 10K for the year ended December 31, 2002 by March 31, 2002. The Company expects to file a notice of late filing no later than April 1, 2003 and to file its Annual Report on Form 10K for the year ended December 31, 2002 no later than April 15, 2002.

These statements in "Other Events" regarding our future financial performance and results, and other statements that are not historical facts, are forward-looking statements as defined in Section 27A of the Securities Act of 1933. We use the words "may," "will," "expect," "anticipate," "estimate," "believe," "continue," "intend," "plan," "budget," or other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of our financial condition, and/or state other "forward-looking" information. Events may occur in the future that we are unable to accurately predict, or over which we have no control. If one or more of these uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those forward-looking statements included in this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired:     N/A

     (b) Pro Forma Financial Information:   N/A

     (c) Exhibits:

   Exhibit     Description of Exhibit
   -------     ----------------------
     4.1       Reimbursement Agreement
     4.2       Form of Warrant
     4.3       Form of Registration Rights Agreement

----------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TeraForce Technology Corporation
                                         --------------------------------------
                                                     (Registrant)

Date:  March 28, 2003                    By: /s/ Herman M. Frietsch
      ----------------                      -----------------------------------
                                                       (Signature)
                                            Herman M. Frietsch
                                            Chairman of the Board and CEO

                                INDEX TO EXHIBITS


   Exhibit     Description of Exhibit
   -------     ----------------------
     4.1       Reimbursement Agreement
     4.2       Form of Warrant
     4.3       Form of Registration Rights Agreement